UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2011

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)
0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

c) Appointment of Principal Financial Officer

On December 20, 2011, Pressure BioSciences, Inc. (the “Company”) promoted Joseph L. Damasio, Jr. to the office of Vice President of Finance and Administration.  In addition to this position, Mr. Damasio will also serve as the Company’s Principal Financial Officer, effective December 20, 2011.  Mr. Damasio was granted incentive stock options to purchase 5,000 shares of the Company's common stock at an exercise price of $0.65.  The options were issued pursuant to the Company's 2005 Equity Incentive Plan and are subject to a three year vesting schedule commencing one year from the date of grant.  The options expire ten years after grant.

Mr. Damasio, age 37, has more than 13 years of finance and accounting experience, most recently serving as Controller of the Company since November 2008.  Mr. Damasio previously served as Accounting Manager after joining the Company in January 2007.  Before joining the Company, Mr. Damasio was a senior financial analyst at BearingPoint Inc, a management and technology consulting firm from January 2004 to January 2007.  Before joining BearingPoint Inc., Mr. Damasio spent 3 years as an auditor with PricewaterhouseCoopers.  Mr. Damasio began his financial career with NEN Life Science Products Inc., a subsidiary of PerkinElmer Inc.  Mr. Damasio earned a bachelor’s degree in accounting, with honors, from the University of Massachusetts.  He holds an MBA and MSF from Boston College.  He is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 21, 2011	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher, President and Chief Executive Officer